SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                             Securities Exchange Act

                               Cetalon Corporation
                                  May 26, 2004
                                 Date of Report


     Nevada                        33-65573                    84-1408762
(State or other             (Commission File No.)        (IRS Employer I.D. No.)
 Jurisdiction)

                       1801 Century Park East, Suite 1830
                          Los Angeles, CA 90067 - 2320
                    (Address of Principal Executive Offices)

                                 (310) 777-8889
                          Registrant's Telephone Number


ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Cetalon Corporation (the "Company") filed petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Central District of California, Los Angeles Division, Case No. LA 03-11306-VZ. Squar, Milner, Reehl & Williamson, LLP became creditors and could no longer provide services to the Company. Accordingly, the Company has engaged Kelly & Company LLP as the Company's new independent auditors.

     There were no "disagreements," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Squar, Milner, Reehl & Williamson, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Squar, Milner, Reehl & Williamson, LLP would have caused Squar, Milner, Reehl & Williamson, LLP to refer to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements.

     During the tenure of Squar, Milner, Reehl & Williamson, LLP there was no reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, with respect to Squar, Milner, Reehl & Williamson, LLP.

     Effective November 15, 2003, the Company engaged Kelly and Company LLP as its independent auditors.



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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 CETALON CORPORATION


DATE: May 26, 2004                               By: /s/ A. John A. Bryan
                                                     ---------------------------
                                                         A. John A. Bryan, Chief
                                                         Executive Officer